To the Shareholders and Board of Trustees of BlackRock Municipal Series Trust

In planning and performing our audit of the
financial statements of BlackRock Intermediate
Municipal Fund of BlackRock Municipal Series
Trust  the  Trust   as of and for the year ended
May 31  2011  in accordance with the standards
of the Public Company Accounting Oversight
Board  United States   we considered the Trust s
internal control over financial reporting including control over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N SAR but not for the purpose of expressing an opinion on the effectiveness of the Trust s internal control over financial reporting Accordingly we express no such opinion

The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting  In fulfilling this
responsibility  estimates and judgments by
management are required to assess the expected
benefits and related costs of controls  A
company s internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles  A company s internal control over
financial reporting includes those policies and
procedures that  1  pertain to the maintenance
of records that  in reasonable detail  accurately
and fairly reflect the transactions and
dispositions of the assets of the company   2
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a company s assets that could have a material effect on the financial statements

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company s annual or interim financial statements will not be prevented or detected on a timely basis

Our consideration of the Trust s internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
 United States   However  we noted no
deficiencies in the Trust s internal control over
financial reporting and its operation  including
controls for safeguarding securities  that we
consider to be a material weakness  as defined
above  as of May 31  2011

This report is intended solely for the
information and use of management and the Board of Trustees of BlackRock Intermediate
Municipal Fund of BlackRock Municipal Series
Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties

Deloitte   Touche LLP

Princeton  New Jersey
July 27  2011